Exhibit 10.5

MERS MIN: 8000101-0000000817-6

GUARANTY OF RECOURSE OBLIGATIONS

This GUARANTY OF RECOURSE OBLIGATIONS, is made as of March 4, 2005 (this Agreement), by FIRST STATES GROUP, L.P., a Delaware limited partnership (Guarantor), having an office at 1725 The Fairway, Jenkintown, Pennsylvania 19046, to and for the benefit of GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation (GACC), having an address at 60 Wall Street, 10th Floor, New York, New York 10005 and BEAR STEARNS COMMERCIAL MORTGAGE, INC., a New York corporation (BSCMI), having an office at 383 Madison Avenue, New York, New York 10179 (GACC and BSCMI together with their respective successors and assigns, collectively, Lender).

W I T N E S S E T H:

WHEREAS, on the date hereof, in accordance with the terms of that certain Loan and Security Agreement, dated as of the date hereof (as the same may be amended and supplemented from time to time, the Loan Agreement), between Lender and First States Investors 5200, LLC, a Delaware limited liability company (Borrower), Lender is making a loan to Borrower in the maximum principal amount of $304,000,000.00 (the Loan);

WHEREAS, Guarantor is the owner of a direct or indirect beneficial interest in Borrower and will derive substantial benefit from the Loan;

WHEREAS, as a condition to making the Loan, Lender has required Guarantor to deliver this Agreement for the benefit of Lender; and

WHEREAS, the forgoing recitals are intended to form an integral part of this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises, Ten Dollars ($10.00) paid in hand, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Guarantor agrees as follows:

Section 1. Definitions. Capitalized terms used herein and not defined shall have the meaning provided in the Loan Agreement.

Section 2. Guaranty. Guarantor hereby absolutely and unconditionally guarantees to Lender the prompt and unconditional payment and performance of the Guaranteed Obligations as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise. Guarantor hereby irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Obligations as a primary obligor. As used herein, the term “Guaranteed Obligations” means

(i) the obligations or liabilities of Borrower or any affiliate thereof to Lender for any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender arising out of or in connection with the following:

(1)	fraudulent acts of or intentional misrepresentation by Borrower or any Affiliate of Borrower in connection with the Loan;

(2)	Willful misconduct of the Borrower;

(3)	Proceeds which Borrower or any Affiliate of Borrower has received and to which Lender is entitled pursuant to the terms of any of the Loan Documents to the extent the same have not been applied toward payment of the Indebtedness, or used or applied in accordance with the provisions of this Agreement including but not limited to any insurance proceeds paid by reason of any loss, damage or destruction to the Properties, and any awards or other amounts received in connection with the condemnation of all or a portion of the Properties;

(4)	any misapplication or misappropriation or failure to turn over to Lender as required pursuant to the Loan Agreement of Rents by Manager, Borrower or any Affiliate of Borrower;

(5)	all or any part of the Property or the Account Collateral being encumbered by a Lien (other than pursuant to the Loan Documents) in violation of the Loan Documents;

(6)	any Rents, issues, profits and/or income collected by Borrower or on behalf of the Borrower and not deposited into the Lockbox Account in accordance with the Loan Agreement or otherwise applied in a manner permitted under the Loan Documents;

(7)	physical damage to the Property from intentional waste or willful destruction committed by Borrower or any Affiliate of Borrower;

(8)	the failure of Borrower to comply with the indemnification provisions of Article XIV of the Loan Agreement;

(9)	the Borrower raising any defense, counterclaim and/or allegation in any foreclosure action by Lender relative to the Property, the Account Collateral or any part thereof which is found by a court to have been raised by Borrower in bad faith or to be without basis in fact or law;

(10)	the breach of any representation, warranty, covenant or indemnification provision in the Environmental Indemnity Agreement or in the Security Instrument concerning environmental laws, hazardous substances and asbestos and any indemnification of Lender with respect thereto in either document;

(11)	any noncompliance of any Individual Property with applicable building and zoning laws, rules and regulations or the failure of a valid certificate of occupancy to be in existence for any Individual Property;

(12)	Borrower’s failure to obtain Lender’s prior written consent to any assignment, transfer, or conveyance of all or any portion of the Property as may be required by the Loan Agreement;

(13)	Borrower’s failure to terminate Manager and/or appoint a new Manager upon the request of Lender as permitted under, and in accordance with, the terms and provisions of the Loan Agreement or the Security Instrument;

(14)	Borrower’s failure to obtain Lender’s prior written consent to any subordinate financing or other voluntary lien encumbering the Property or any Individual Property;

(15)	Borrower’s failure to maintain its status as a Single Purpose Entity;

(16)	any security deposits, advance deposits or any deposits collected with respect to the Property or any Individual Property which are not delivered to Lender upon a foreclosure of the Property or any Individual Property or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof; or

(17)	reasonable attorney’s fees and expenses incurred by Lender in connection with any successful suit filed on account of any of the foregoing clauses (1) through (16).

(ii)	the entire amount of the Indebtedness:

(1)

in the event of: (A) Borrower filing a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (B) an order for relief being entered with respect to the Borrower under the Bankruptcy Code through the actions of the Borrower or any of its Affiliates; (C) Borrower filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or soliciting or causing to be solicited petitioning creditors for any involuntary petition from any Person; (D)

Borrower consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower or any portion of the Property; (E) Borrower making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due; or

(2)	in the event of any transfer of ownership interest in the Borrower in contravention of the Loan Documents.

Section 3. Guaranty of Payment. This Agreement is a guaranty of payment and not merely a guaranty of collection and upon any failure of Borrower to pay the Guaranteed Obligations, Lender may, at its option, proceed directly and at once, without notice, against Guarantor to collect and recover the full amount of the liability to pay the Guaranteed Obligations hereunder or any portion thereof, without proceeding against Borrower or any other Person, or foreclosing upon, selling, or otherwise disposing of or collecting or applying against any of the collateral for the Loan.

Section 4. Continuing Guaranty. This is a continuing guaranty and the obligations of Guarantor hereunder are and shall be absolute under any and all circumstances, without regard to the validity, regularity or enforceability of the Note, the Loan Agreement, the Security Instrument or any other Loan Document, a true copy of each of said documents Guarantor hereby acknowledges having received and reviewed.

Section 5. Obligations Deferred. Any indebtedness of Borrower to Guarantor now or hereafter existing, including, without limitation, any rights to subrogation which Guarantor may have as a result of any payment by Guarantor under this Agreement, together with any interest thereon, shall be, and such indebtedness is, hereby deferred, postponed and subordinated to the prior payment in full of the Guaranteed Obligations. Until payment in full of the Obligations, including interest accruing on the Note after the commencement of a proceeding by or against Borrower under the Bankruptcy Code which interest the parties agree shall remain a claim that is prior and superior to any claim of Guarantor notwithstanding any contrary practice, custom or ruling in cases under the Bankruptcy Code generally, Guarantor agrees not to accept any payment or satisfaction of any kind of indebtedness of Borrower to Guarantor and hereby assigns such indebtedness to Lender, including the right to file proof of claim and to vote thereon in connection with any such proceeding under the Bankruptcy Code, including the right to vote on any plan of reorganization.

Section 6. Representations and Warranties. To induce Lender to enter into the Loan Documents and extend credit to Borrower, Guarantor represents and warrants to Lender as follows:

(a) Benefit. Guarantor is an affiliate of Borrower, is the owner of a direct or indirect interest in Borrower, and has received, or will receive, direct or indirect benefit from the making of this guaranty with respect to the Guaranteed Obligations.

(b) Familiarity and Reliance. Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of the Borrower and is familiar with the value of any and all collateral intended to be created as security for the payment of the Note or Guaranteed Obligations; however, Guarantor is not relying on such financial condition or the collateral as an inducement to enter into this Guaranty.

(c) No Representation By Lender. Neither Lender nor any other party has made any representation, warranty or statement to Guarantor in order to induce the Guarantor to execute this Guaranty.

(d) Guarantor’s Financial Condition. As of the date hereof, and after giving effect to this Guaranty and the contingent obligation evidenced hereby, Guarantor is, and will be, solvent, and has and will have assets which, fairly valued, exceed its obligations, liabilities (including contingent liabilities) and debts, and has and will have property and assets sufficient to satisfy and repay its obligations and liabilities.

(e) Legality. The execution, delivery and performance by Guarantor of this Guaranty and the consummation of the transactions contemplated hereunder do not, and will not, contravene or conflict with any law, statute or regulation whatsoever to which Guarantor is subject or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or result in the breach of, any indenture, mortgage, deed of trust, charge, lien, or any contract, agreement or other instrument to which Guarantor is a party or which may be applicable to Guarantor. This Guaranty is a legal and binding obligation of Guarantor and is enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors’ rights.

(f) Litigation. There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or threatened against or affecting Guarantor.

(g) Survival. All representations and warranties made by Guarantor herein shall survive the execution hereof.

Section 7. Expenses. Guarantor agrees that, promptly after notice or demand, Guarantor will reimburse Lender, to the extent that such reimbursement is not made by Borrower, for all expenses, including, without limitation reasonable counsel fees and disbursements, incurred by Lender in connection with the collection of the Guaranteed Obligations or any portion thereof.

Section 8. Effect of Bankruptcy. In the event that, pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law, or any judgment, order or decision thereunder, Lender must rescind or restore any payment, or any part thereof, received by Lender in satisfaction of the Guaranteed Obligations, as set forth herein, any prior release or discharge from the terms of this Guaranty given to Guarantor by Lender shall be without effect, and this Guaranty shall remain in full force and effect. It is the intention of Borrower and Guarantor that Guarantor’s obligations hereunder shall not be discharged except by Guarantor’s performance of such obligations and then only to the extent of such performance.

Section 9. Waivers.

(a) Guarantor hereby waives notice of the acceptance hereof, presentment, demand for payment, protest, notice of protest, or any and all notice of non-payment, non-performance or non-observance, or other proof, or notice or demand.

(b) Guarantor agrees that the validity of this Agreement and the obligations of Guarantor hereunder shall in no way be terminated, affected or impaired by reason of (i) the assertion by Lender of any rights or remedies which it may have under or with respect to any of the Note, the Loan Agreement, the Security Instrument or any other Loan Documents against any Person obligated thereunder; (ii) any failure to file or record any of such instruments or to take or perfect any security intended to be provided thereby; (iii) the release or exchange of any property or interest covered by the Loan Agreement or the Security Instrument or any other collateral for the Loan; (iv) Lender’s failure to exercise, or delay in exercising, any such right or remedy or any right or remedy which Lender may have hereunder or in respect to this Agreement; (v) the commencement of a case under the Bankruptcy Code by or against any Person obligated under the Note, the Loan Agreement, the Security Instrument or any other Loan Document; or (vi) any payment made on the Guaranteed Obligations or any other indebtedness arising under the Note, the Loan Agreement, the Security Instrument or any other Loan Document, whether made by Borrower or Guarantor or any other Person, which is required to be refunded pursuant to any bankruptcy or insolvency law; it being understood that no payment so refunded shall be considered as a payment of any portion of the Guaranteed Obligations, nor shall it have the effect of reducing the liability of Guarantor hereunder. It is further understood, that if Borrower shall have taken advantage of, or be subject to the protection of, any provision in the Bankruptcy Code, the effect of which is to prevent or delay Lender from taking any remedial action against Borrower, including the exercise of any option Lender has to declare the Guaranteed Obligations due and payable on the happening of any default or event under the terms of the Note, the Loan Agreement, the Security Instrument or any other Loan Document, then the Guaranteed Obligations shall become due and payable and Lender may, as against Guarantor, declare the Guaranteed Obligations to be due and payable and enforce any or all of its rights and remedies against Guarantor provided for herein.

(c) This Agreement shall remain and continue in full force and effect as to any modification, extension or renewal of the Note, the Loan Agreement, the Security Instrument or any other Loan Document. Lender shall not be under a duty to protect, secure or insure any security or lien provided by the Loan Agreement or the Security Instrument or any other collateral, and Guarantor acknowledges that other indulgences or forbearance may be granted under any or all of such documents, all of which may be made, done or suffered without notice to, or further consent of, Guarantor.

(d) Guarantor hereby waives the pleading of any statute of limitations as a defense to the obligation hereunder.

Section 10. Invalidity of Guaranteed Obligations. The invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations, or any document or agreement executed in connection with the Guaranteed Obligations, for any reason whatsoever, including without limitation the fact that (i) the Guaranteed Obligations, or any part thereof, exceeds the amount permitted by law, (ii) the act of creating the Guaranteed Obligations or any part thereof is ultra vires, (iii) the officers or representatives executing the Note, the Security Instrument, the Loan Agreement or the other Loan Documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, (iv) the Guaranteed Obligations violate applicable usury laws, (v) the Borrower has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from Borrower, (vi) the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations, or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible or unenforceable, or (vii) the Note, the Security Instrument, the Loan Agreement or any of the other Loan Documents have been forged or otherwise are irregular or not genuine or authentic, it being agreed that Guarantor shall remain liable hereon regardless of whether Borrower or any other person be found not liable on the Guaranteed Obligations or any part thereof for any reason.

Section 11. Unenforceability. The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Guarantor that Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the collateral for the Guaranteed Obligations.

Section 12. Cooperation. Guarantor acknowledges that Lender and its successors and assigns may (i) sell this Guaranty, the Note and other Loan Documents to one or more investors as a whole loan, (ii) participate the Loan secured by this Guaranty to one or more investors, (iii) deposit this Guaranty, the Note and other Loan Documents with a trust, which trust may sell certificates to investors evidencing an ownership interest in the trust assets, or (iv) otherwise sell the Loan or interest therein to investors (the transactions referred to in clauses (i) through (iv) are hereinafter each referred to as a “Secondary Market Transaction”). Guarantor shall cooperate with Lender in effecting any such Secondary Market Transaction and shall cooperate to implement all customary and reasonable requirements imposed by any Rating Agency or potential investor involved in any Secondary Market Transaction. Guarantor shall provide such information and documents relating to Guarantor as Lender may reasonably request in connection with such Secondary Market Transaction. In addition, Guarantor shall make available to Lender all information concerning its business and operations that Lender may reasonably request. Lender shall be permitted to share all such information with the investment banking firms (or other potential investors), Rating Agencies, accounting firms, law firms and other third-party advisory firms involved with the Loan and the Loan Documents or the applicable Secondary Market Transaction. It is understood that the information provided by Guarantor to Lender may ultimately be incorporated into the offering documents for the Secondary Market Transaction and thus various investors may also see some or all of the information. Lender and all of the aforesaid third-party advisors and professional firms shall be entitled to rely on the information supplied by, or on behalf of, Guarantor in the form as provided by Guarantor. Lender may publicize the existence of the Loan in connection with its marketing for a Secondary Market Transaction or otherwise as part of its business development.

Section 13. Subordination of Certain Indebtedness.

(a) Subordination of All Guarantor Claims. As used herein, the term “Guarantor Claims” shall mean all debts and liabilities of Borrower to Guarantor, whether such debts and liabilities now exist or are hereafter incurred or arise, or whether the obligations of Borrower thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the person or persons in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by Guarantor. The Guarantor Claims shall include without limitation all rights and claims of Guarantor against Borrower (arising as a result of subrogation or otherwise) as a result of Guarantor’s payment of all or a portion of the Guaranteed Obligations. Upon the occurrence of an Event of Default or the occurrence of an event which would, with the giving of notice or the passage of time, or both, constitute an Event of Default, Guarantor shall not receive or collect, directly or indirectly, from Borrower or any other party any amount upon the Guarantor Claims.

(b) Claims in Bankruptcy. In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief, or other insolvency proceedings involving Guarantor as debtor, Lender shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon Guarantor Claims. Guarantor hereby assigns such dividends and payments to Lender. Should Lender receive, for application against the Guaranteed Obligations, any such dividend or payment which is otherwise payable to Guarantor, and which, as between Borrower and Guarantor, shall constitute a credit against the Guarantor Claims, then upon payment to Lender in full of the Guaranteed Obligations, Guarantor shall become subrogated to the rights of Lender to the extent that such payments to Lender on the Guarantor Claims have contributed toward the liquidation of the Guaranteed Obligations, and such subrogation shall be with respect to that proportion of the Guaranteed Obligations which would have been unpaid if Lender had not received dividends or payments upon the Guarantor Claims.

(c) Payments Held in Trust. In the event that, notwithstanding anything to the contrary in this Guaranty, Guarantor should receive any funds, payment, claim or distribution which is prohibited by this Guaranty, Guarantor agrees to hold in trust for Lender an amount equal to the amount of all funds, payments, claims or distributions so received, and agrees that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions so received except to pay them promptly to Lender, and Guarantor covenants promptly to pay the same to Lender.

(d) Liens Subordinate. Guarantor agrees that any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Guaranteed Obligations, regardless of whether such encumbrances in favor of Guarantor or Lender presently exist or are hereafter created or attach. Without the prior written consent of Lender, Guarantor shall not (i) exercise or enforce any creditor’s right it may have against

Borrower, or (ii) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including without limitation the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any liens, mortgage, deeds of trust, security interests, collateral rights, judgments or other encumbrances on assets of Borrower held by Guarantor.

Section 14. California State Specific Provisions

(a) Guarantor absolutely, unconditionally, knowingly, and expressly waives any defense arising by reason of or deriving from any claim or defense based upon an election of remedies by Lender including any defense based upon an election of remedies by Lender under the provisions of the California Code of Civil Procedure Sections 580a, 580b, 580d, and 726 or any similar law of California or any other jurisdiction. Pursuant to California Civil Code Section 2856:

“Indemnitor waives all rights and defenses arising out of an election of remedies by the creditor, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed Indemnitor’s rights of subrogation and reimbursement against Borrower by the operation of California Code of Civil Procedure Section 580(d) or otherwise.”

Guarantor waives all rights and defenses that Guarantor may have because the losses incurred by Lender are secured by real property. This means, among other things:

(1) Lender may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by Borrower for the losses incurred by Lender; and

(2) If Lender forecloses on any real property collateral pledged by Borrower for the losses incurred by Lender: (a) the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and (b) Lender may collect from Guarantor even if Lender, by foreclosing on the real property collateral pledged by Borrower for the losses incurred by Lender, has destroyed any right Guarantor may have to collect from Borrower.

This is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because Borrower’s debt is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon California Code of Civil Procedure Sections 580a, 580b, 580d, or 726.

If any of the losses incurred by Lender at any time are secured by a mortgage or deed of trust upon real property, Lender may elect, in its sole discretion, upon a default with respect to such losses, to foreclose such mortgage or deed or trust judicially or nonjudicially in any manner permitted by law, before or after enforcing the Security Instrument, the Note or the Other Security Documents, without diminishing or affecting the liability of Guarantor hereunder except to the extent such Losses are repaid with the proceeds of such foreclosure. Guarantor understands that (a) by virtue of the operation of California’s anti-deficiency law applicable to nonjudicial foreclosures, an election by Lender nonjudicially to foreclose such a mortgage or deed of trust probably would have the effect of impairing or destroying rights of subrogation, reimbursement, contribution, or indemnity of Guarantor against Borrower or other guarantors or sureties, and (b) absent the waiver given by Guarantor, such an election would prevent Lender from enforcing the Security Instrument, the Note or the Other Security Documents against Guarantor.

Understanding the foregoing, and understanding that Guarantor is hereby relinquishing a defense to the enforceability of the Security Instrument, the Note or the Other Security Documents, Guarantor hereby WAIVES any right to assert against Lender any defense to the enforcement of the Security Instrument, the Note or the Other Security Documents, whether denominated “estoppel” or otherwise, based on or arising from an election by Lender nonjudicially to foreclose any such mortgage or deed of trust. Guarantor understands that the effect of the foregoing waiver may be that Guarantor may have liability hereunder for amounts with respect to which Guarantor may be left without rights of subrogation, reimbursement, contribution, or indemnity against Borrower or other guarantors or sureties. Guarantor also agrees that the “fair market value” provisions of California Code of Civil Procedure Section 580a shall have no applicability with respect to the determination of Guarantor’s liability under the Security Instrument, the Note or the Other Security Documents.

(b) Guarantor hereby absolutely, unconditionally, knowingly, and expressly waives: (i) any right of subrogation Guarantor has or may have as against Borrower with respect to the Losses; (ii) any right to proceed against Borrower or any other person or entity, now or hereafter, for contribution, indemnity, reimbursement, or any other suretyship rights and claims, whether direct or indirect, liquidated or contingent, whether arising under express or implied contract or by operation of law, which Guarantor may now or hereafter have as against Borrower with respect to the Losses; and (iii) any right to proceed or seek recourse against or with respect to any property or asset of Borrower.

(c) WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS GUARANTY, GUARANTOR HEREBY ABSOLUTELY, KNOWINGLY, UN-CONDITIONALLY, AND EXPRESSLY WAIVES, ANY AND ALL BENEFITS OR DEFENSES ARISING DIRECTLY OR INDIRECTLY UNDER ANY ONE OR MORE OF CALIFORNIA CIVIL CODE SECTIONS 2799, 2808, 2809, 2810, 2814, 2815, 2819, 2820, 2821, 2822, 2825, 2839, 2845, 2848, 2849, AND 2850, CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 580a, 580b, 580c, 580d, AND 726, AND CHAPTER 2 OF TITLE 14 OF PART 4 OF DIVISION 3 OF THE CALIFORNIA CIVIL CODE.

Section 15. Miscellaneous.

(a) MARSHALING. GUARANTOR WAIVES ANY RIGHT OR CLAIM OF RIGHT TO CAUSE A MARSHALING OF BORROWER’S ASSETS OR TO CAUSE LENDER TO PROCEED AGAINST ANY OF THE SECURITY FOR THE LOAN BEFORE PROCEEDING UNDER THIS AGREEMENT AGAINST BORROWER OR TO PROCEED AGAINST GUARANTOR IN ANY PARTICULAR ORDER. GUARANTOR AGREES THAT ANY PAYMENTS REQUIRED TO BE MADE HEREUNDER SHALL BECOME DUE AND PAYABLE TEN (10) DAYS AFTER DEMAND. EXCEPT AS PERMITTED PURSUANT TO SECTION 5 HEREOF, GUARANTOR EXPRESSLY WAIVES AND RELINQUISHES ALL RIGHTS AND REMEDIES (INCLUDING ANY RIGHTS OF SUBROGATION) ACCORDED BY APPLICABLE LAW TO GUARANTOR.

(b) Joint and Several Obligation. Any one of Borrower, Guarantor or any other party liable upon or in respect of this Agreement or the Loan may be released without affecting the liability of any party not so released.

(c) Further Assurances. Guarantor shall execute and acknowledge (or cause to be executed and acknowledged) and deliver to Lender all documents, and take all actions, reasonably required by Lender from time to time to confirm the rights created or now or hereafter intended to be created under this Agreement, to protect and further the validity and enforceability of this Agreement or otherwise carry out the purposes of this Agreement.

(d) Notices. Any notice, election, request, demand, report or statement which by any provision of this Agreement is required or permitted to be given or served hereunder shall be in writing and shall be given or served by (i) hand delivery against receipt, (ii) next day delivery by any nationally recognized overnight courier service providing evidence of the date of delivery, (iii) certified mail return receipt requested, postage prepaid or (iv) facsimile with receipt confirmation and a confirmation copy sent in the manner provided in clauses (i), (ii) or (iii). Any notice shall be addressed to the addresses set forth below or to such other address as shall be designated by such party in a written notice to the other party.

If to Guarantor:	First States Investors 5200, LLC c/o First States Group, L.P. 1725 The Fairway Jenkintown, Pennsylvania 19046
	Attention:	Edward J. Matey Jr., Esq.
	Telecopy No.:	(215) 887-9856
	Confirmation No.:	(215) 887-2280

With a copy to:	Morgan, Lewis & Bockius LLP 101 Park Avenue New York, New York 10178
	Attention:	Patricia F. Brennan, Esq.
	Telecopy No.:	(212) 309-6814
	Confirmation No.:	(212) 309-6273

If to Lender:	German American Capital Corporation 60 Wall Street, 10th Floor New York New York 10005
	Attention:	Chris Tognola
and General Counsel
	Telecopy No.:	(212) 250-4542
	Confirmation No.:	(212) 797-4487

Bear Stearns Commercial Mortgage, Inc. 383 Madison Avenue New York, New York 10179
	Attention:	J. Christopher Hoeffel
	Telecopy No.:	(212) 272-7047
	Confirmation No.:	(212) 272-7918

With a copy to:	Sidley Austin Brown & Wood LLP 787 Seventh Avenue New York, New York 10019
	Attention:	Brian Krisberg, Esq.
	Telecopy No.:	(212) 839-5599
	Confirmation No.:	(212) 839-5300

All notices, elections, requests and demands required or permitted under this Agreement shall be in the English language. All notices, elections, requests and demands under this Agreement shall be effective and deemed received upon the earliest of (i) the actual receipt of the same by personal delivery or otherwise, (ii) one (1) Business Day after being deposited with a nationally recognized overnight courier service as required above, (iii) three (3) Business Days after being deposited in the United States mail as required above or (iv) on the day sent if sent by facsimile with confirmation on or before 5:00 p.m. New York time on any Business Day or on the next Business Day if so delivered after 5:00 p.m. New York time or on any day other than a Business Day. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given as herein required shall be deemed to be receipt of the notice, election, request, or demand sent.

(e) Entire Agreement. This Agreement constitutes the entire and final agreement between Guarantor and Lender with respect to the subject matter hereof and may only be changed, amended, modified or waived by an instrument in writing signed by Guarantor and Lender.

(f) No Waiver. No waiver of any term or condition of this Agreement, whether by delay, omission or otherwise, shall be effective unless in writing and signed by the party sought to be charged, and then such waiver shall be effective only in the specific instance and for the purpose for which given. No delay on Lender’s part in exercising any right, power or privilege under this Agreement or any other Loan Document shall operate as a waiver of any privilege, power or right hereunder.

(g) Successors and Assigns. This Agreement shall be binding upon Guarantor and its successors and assigns and shall inure to the benefit of Lender and its successors and permitted assigns. Guarantor, without the prior written consent of Lender in each instance, may assign, transfer or set over to another, in whole or in part, all or any part of its benefits, rights, duties and obligations hereunder, including, but not limited to, performance of and compliance with conditions hereof, provided that such assignment shall not release Guarantor of its obligations hereunder.

(h) Captions. All paragraph, section, exhibit and schedule headings and captions herein are used for reference only and in no way limit or describe the scope or intent of, or in any way affect, this Agreement.

(i) Counterparts. This Agreement may be executed in counterparts, each of which shall be an original and all of which, when taken together, shall constitute one binding Agreement.

(j) Severability. The provisions of this Agreement are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, and not any other clause or provision of this Agreement.

(k) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CHOICE OF LAW RULES. GUARANTOR AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR IN ANY FEDERAL COURT LOCATED IN OR HAVING JURISDICTION OVER THE SOUTHERN DISTRICT OF NEW YORK AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON GUARANTOR IN THE MANNER AND AT THE ADDRESS SPECIFIED FOR NOTICES IN THIS AGREEMENT. GUARANTOR HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

(l) JURY TRIAL WAIVER. GUARANTOR AND ALL PERSONS CLAIMING BY, THROUGH OR UNDER IT, HEREBY EXPRESSLY, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF GUARANTOR OR LENDER WITH RESPECT TO THIS AGREEMENT (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND GUARANTOR HEREBY AGREES AND CONSENTS THAT AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION MAY BE FILED WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT HERETO TO THE WAIVER OF ANY RIGHT TO TRIAL BY JURY. GUARANTOR ACKNOWLEDGES THAT IT HAS CONSULTED WITH LEGAL COUNSEL REGARDING THE MEANING OF THIS WAIVER AND ACKNOWLEDGES THAT THIS WAIVER IS AN ESSENTIAL INDUCEMENT FOR THE MAKING OF THE LOAN. THIS WAIVER SHALL SURVIVE THE REPAYMENT OF THE LOAN.

(m) Counterclaims and Other Actions. Guarantor hereby expressly and unconditionally waives, in connection with any suit, action or proceeding brought by Lender in connection with this Agreement, any and every right it may have to (i) interpose any counterclaim therein (other than a counterclaim which can only be asserted in the suit, action or proceeding brought by Lender on this Agreement and cannot be maintained in a separate action) and (ii) have any such suit, action or proceeding consolidated with any other or separate suit, action or proceeding.

(n) Exculpated Parties. The Loan shall be fully recourse to Borrower and the Guaranteed Obligations shall be fully recourse to Guarantor. Except as set forth in this Agreement and the Environmental Indemnity, no personal liability shall be asserted, sought or obtained by Lender or enforceable against (i) any Affiliate of Borrower, (ii) any Person owning, directly or indirectly, any legal or beneficial interest in Borrower or any Affiliate of Borrower or (iii) any direct or indirect partner, member, principal, officer, director, controlling person, beneficiary, trustee, advisor, shareholder, employee, agent of any Persons described in clauses (i) or (ii) above (collectively, the Exculpated Parties) and none of the Exculpated Parties shall have any personal liability (whether by suit deficiency judgment or otherwise) in respect of the Obligations, this Agreement, the Note or any other Loan Document.

IN WITNESS WHEREOF, Guarantor has executed this Guaranty of Recourse Obligations as of the date first set forth above.

FIRST STATES GROUP, L.P.,
a Delaware limited partnership

By:	First States Group, LLC,
a Delaware limited liability company,
its General Partner

By:
	Name:	Sonya A. Huffman
	Title:	Senior Vice President